Exhibit 99.1

SeaChange Adopts Tax Benefits Preservation Plan to Protect Tax Assets

Boston, MA – August 16, 2023 – SeaChange International, Inc. (NASDAQ: SEAC), (“SeaChange” or the “Company”), a leading provider of video delivery, advertising, streaming platforms, and emerging Free Ad-Supported Streaming TV services (FAST) development, today announced that its Board of Directors (the “Board”) adopted a Tax Benefits Preservation Plan, dated August 16, 2023 (the “Plan”), by and between the Company and Computershare Trust Company, N.A., as rights agent, that is intended to protect and preserve the ability of the Company to use its existing net operating loss carryforwards and certain other tax assets (collectively, the “NOLs”) to reduce the Company’s potential future federal income tax obligations.

As of January 31, 2023, the Company had United States federal NOLs of approximately $131 million. The Plan is similar to the Company’s previous Tax Benefits Preservation Plan, as amended, dated March 4, 2019, by and between the Company and Computershare Inc., as rights agent, which expired on March 4, 2022.

The Company’s use of its NOLs could be substantially limited if the Company experiences an “ownership change” as defined in Section 382 of the Internal Revenue Code, as amended (“Section 382”). In general, an ownership change would occur if one or more of the Company’s stockholders who are deemed to be “5% shareholders” under Section 382 collectively increase their aggregate ownership of the Company’s common stock (the “Common Stock”) by more than 50 percentage points over the lowest percentage owned by such stockholders at any time within a rolling three-year period.

In connection with the adoption of the Plan, on August 16, 2023, the Board declared a dividend of one preferred share purchase right (a “Right”) on each outstanding share of Common Stock to holders of record as of the close of business on August 15, 2023 (the “Record Date”). Shares of Common Stock issued after the Record Date will be issued together with the Rights.

While the Plan is in effect, the Rights will become exercisable on the tenth business day subsequent to the date any person or group becomes an “Acquiring Person” under the Plan by acquiring beneficial ownership of 4.9% or more of Common Stock then outstanding or commences or announces an intention to commence a tender or exchange offer pursuant to which such person or group will become an Acquiring Person, without approval from the Board or without meeting certain customary exceptions. Stockholders already owning 4.9% or more of the outstanding Common Stock as of the time of the first public announcement of the Plan will only become Acquiring Persons if they acquire an additional 4.9% or more of the outstanding Common Stock. In addition, in its discretion, the Board may exempt certain persons whose acquisition of Common Stock is determined by the Board not to jeopardize the Company’s ability to utilize the NOLs.

Upon becoming exercisable, the Rights would entitle the holders thereof (other than the Rights held by the Acquiring Person, which will become null and void) to purchase additional shares of Common Stock at a significant discount, resulting in significant dilution to the economic interest and voting power of the Acquiring Person.

The Rights will expire on August 16, 2024. The Rights may also expire on an earlier date upon the occurrence of certain other events specified in the Plan, including (i) the date on which the Rights are redeemed or exchanged under the Plan, (ii) the determination by the Board that the Plan is no longer necessary to preserve the NOLs or a reorganization of the Company resulting in stock transfer restrictions that provide protection for the NOLs similar to that provided by the Plan, (iii) the repeal of Section 382 or (iv) the first day of a taxable year that the Board determines that none of NOLs may be carried forward.

Subject to customary limitations, the Plan may be amended, redeemed or terminated by the Board at any time prior to being triggered or its expiration.

Additional details regarding the Plan are contained in a Current Report on Form 8-K to be filed by SeaChange with the U.S. Securities and Exchange Commission (the “SEC”).

About SeaChange International, Inc.

SeaChange International, Inc. (NASDAQ: SEAC) provides first-class video streaming, linear TV, and video advertising technology for operators, content owners, and broadcasters globally. SeaChange technology enables operators, broadcasters, and content owners to cost-effectively launch and grow premium linear TV and direct-to-consumer streaming services to manage, curate, and monetize their content. SeaChange helps protect existing and develop new and incremental advertising revenues for traditional linear TV and streaming services with its unique advertising technology. SeaChange enjoys a rich heritage of nearly three decades of delivering premium video software solutions to its global customer base.

Forward-Looking Statements

Certain statements in this press release and any oral statements made regarding the contents of this press release may constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, as amended to date. Forward-looking statements can be identified by words such as “may,” “might,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “seeks,” “intends,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. Examples of forward-looking statements include, among others, statements that SeaChange makes regarding the ability of the Company to use the NOLs to reduce the Company’s potential future federal income tax obligations, the limitations on the Company’s use of the NOLs upon an “ownership change” under Section 382 and the ability of the Plan to protect and preserve the Company’s ability to use NOLs, shares of Common Stock issued after the Record Date being issued together with Rights and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of the Company and are subject to a number of known and unknown risks and significant business, economic and competitive uncertainties that could cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. Risks that could cause actual results to differ include, but are not limited to: weakened global economic conditions, including inflation; a reduction in spending by customers on video solutions and services would adversely affect our business, financial condition and operating results; the increase in labor, service and supply costs, including as a result of inflationary pressures; the manner in which the multiscreen video and over-the-top markets develop; our efforts to become a company that primarily provides software solutions; the inability to successfully compete in our marketplace; the failure to respond to rapidly changing technologies related to multiscreen video; the variability in the market for our products and services; the loss of or reduction in demand, or the return of product, by one of the Company’s large customers or the failure of revenue acceptance criteria to have been satisfied in a given fiscal quarter; the cancellation or deferral of purchases of our products or final customer acceptance; a decline in demand or average selling prices for our products and services; our entry into fixed-price contracts, which could subject us to losses if the Company has cost overruns; warranty claims on our products and any significant warranty expense in excess of estimates; the possibility that our software products contain serious errors or defects; turnover in our senior management; our ability to retain key personnel and hire additional personnel; the failure to achieve our financial forecasts due to inaccurate sales forecasts or other factors, including due to expenses the Company may incur in fulfilling customer arrangements; the impact of our cost-savings and restructuring programs; the Company’s ability to manage its growth; the risks associated with international operations; risks related to public health pandemics such as the COVID-19 pandemic; the impact of the ongoing conflict in Ukraine on our business; the success and timing of regulatory submissions; litigation regarding intellectual property rights; risk related to protection of our intellectual property; changes in the regulatory environment; significant risks to our business when SeaChange engages in the outsourcing of engineering work, including outsourcing of software work overseas; fluctuations in foreign currency exchange rates could negatively impact our financial results and cash flows; weakened global economic conditions that may harm our industry, business and results of operations; and other risks that are described in further detail in the Company’s reports filed from time to time with the SEC, which are available at the SEC’s website at http://www.sec.gov, including but not limited to, such information appearing under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K, subsequent quarterly reports and in subsequent filings SeaChange makes with the SEC from time to time, particularly under the heading “Risk Factors.” Any forward-looking statements should be considered in light of those risk factors. The Company cautions readers that such forward-looking statements speak only as of the date they are made. The Company disclaims any intent or obligation to publicly update or revise any such forward-looking statements to reflect any change in Company expectations or future events, conditions or circumstances on which any such forward-looking statements may be based, or that may affect the likelihood that actual results may differ from those set forth in such forward-looking statements.

SeaChange Contact:

Matt Glover and Cameron Williams

Gateway Group, Inc.

949-574-3860

SEAC@gateway-grp.com